                                                                    Exhibit 10.2



                            AMENDMENT NO. 1 TO THE
                    VENCOR, INC. DEFERRED COMPENSATION PLAN


     This is Amendment No. 1 to the Vencor, Inc. Deferred Compensation Plan adopted effective April 30, 1998 (the "Plan"), and each amendment shall be effective as set forth below.

                                    Recitals
                                    --------

     Vencor, Inc. (the "Company") wishes to amend the Plan to eliminate the termination of the Plan and the consequent acceleration of the payment of benefits under the Plan pursuant to Section 11.2, entitled "Termination on Change of Control Event," of the Plan.

     The Company wishes to amend the Plan to suspend the deferrals of Annual Salary and Annual Bonus elected by Participants.

     The Company wishes to amend the Plan to change time periods in the claims proce dure.

     The Company wishes to amend the Plan to provide for a one-time distribution election, allow for the proration of interest credits to a Participant's Account Balance for a less-than-full-year period prior to a distribution event, and clarify that an Employee who is eligible to participate in one year, but not eligible to participate in a later year, remains a Participant with respect to an existing Account Balance, until distributed.

                                   Amendments
                                   ----------

     1. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings given them in the Plan. Unless otherwise specified herein, all amendments shall be effective upon the execution of this Amendment.

     2. The Plan is hereby amended to delete Sections 1.8, 11.2 and 16.15 thereof, each in its entirety, and to delete all references in the Plan to such Sections 1.8, 11.2 and 16.15 thereby eliminating any change in control provisions.


     3. A new section 2.4 of the Plan is hereby added effective as of March 29, 1999, to read in its entirety as follows:

          2.4  Eligibility: Cessation of Deferrals.  Deferrals of Base Annual
               -----------------------------------
          Salary and Annual Bonus under the Plan shall cease upon the earlier of
          (i) termination of an existing Plan Agreement by the Participant, (ii) suspension of Plan Agreements by the unilateral action of the Committee, which action must apply uniformly to all similarly-situated groups of Participants; (iii) determination by the Committee, in its sole discretion, with respect to any one or more Participant(s), that that Participant shall no longer be an eligible Participant for future deferrals, effective at the beginning of the next Plan Year after notice of revocation of participation is delivered to the Participant. Cessation of deferrals pursuant to this Section shall not be a termination of the Plan, and affected Participant(s) rights to interest crediting and distribution of their Account Balance shall be unaffected by the cessation or suspension of the right to defer.


     4. Section 5.2 of the Plan is hereby amended to delete the last sentence thereof (regarding 12-month advance changes in distribution elections) because that provision was never implemented in operation.

     5. Section 7.2 is amended so that the second subparagraph (b) shall be designated as (c).

     6. Section 14.1 of the Plan is amended so that as amended it shall read in its entirety as follows:

          Presentation of Claim.  Any Participant or Beneficiary of a deceased
          ---------------------
          Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

     7. Section 1.22 of the Plan is hereby amended effective as of May 1, 1998 so that as amended it shall read in its entirety as follows:

          "Participant" shall mean any Employee (i) who is selected to participate in the Plan; (ii) who elects to participate in the Plan;
          (iii) who signs a Plan Agreement and an Election Form; (iv) whose signed Plan Agreement and Election Form are received by the Committee;
          (v) who commences participation in the Plan; and (vi) whose Plan Agreement has not terminated. A Participant shall also include a former Employee or Employee whose Plan Agreement has terminated who has an Account Balance hereunder. By addendum to this Plan, the Board or the Committee may permit directors of any of the Employers to become Participants hereunder regardless of whether they are Employees.

     8. Section 3.5 of the Plan is hereby amended effective as of May 1, 1998 so that as amended it shall read in its entirety as follows:

          Interest Crediting Prior to Distribution.  Prior to any distribution
          ----------------------------------------
          of benefits under Articles 4, 5, 6, 7 or 8, interest shall be credited and compounded annually on a Participant's Account Balance as if the Participant's Annual Deferral Amount and Employer contributions were made in two installments, one-half on the first day of the year and the balance on the last day of the year. In the case of a Participant who receives a lump sum distribution during a year, a pro rated amount of interest shall be credited based on the number of full months of the calendar year elapsed prior to distribution, as a percentage of 12 months, and as if the Participant's Annual Deferral Amount and Employer contributions were made in two installments, one-half on the first day of the year and one-half at the end of the month prior to distribution. The rate of interest for crediting shall be the Crediting Rate.

     9. A new Section 7.3 is hereby added effective May 1, 1998 to the Plan to read in its entirety as follows:

          7.3  One-Time Election to Withdraw.  Due to the substitution of new
               -----------------------------
          Vencor, Inc. as the sponsor and obligor under the Plan, each Participant shall have an election to cease participation in the Plan and withdraw 90% of his Account Balance, with 10% of the Account Balance being forfeited upon the election to withdraw. Such election shall be available during the month of May 1998, and shall expire and become unavailable if not made in writing before May 31, 1998. The election, if made, shall also constitute a termination of the Participant's Plan Agreement for 1998, effective June 1, 1998


     10. All other provisions of the Plan shall remain unchanged and in full force and effect.


     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed on the date set forth below.

                                    VENCOR, INC.



                                    By: /s/ Edward L. Kuntz

                                    Title: Chairman of the Board, Chief
                                            Executive Officer and President

                                    Date: February 16, 2001